SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                       -------------------------


                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                           February 14, 1997
                   ---------------------------------
                   (Date of earliest event reported)


                     AIRBORNE FREIGHT CORPORATION
---------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



    Delaware             1-6512                  91-0837469
---------------       ------------            -----------------
(State or other       (Commission             (I.R.S. Employer
 jurisdiction             File                 Identification
oforganization)          Number)                   Number)





           3101 Western Ave.
              P.O. Box 662
           Seattle, Washington                            98111
-----------------------------------------               -----------
 (Address of principal executive offices)               (Zip Code)




                            (206) 285-4600
---------------------------------------------------------------------
         (Registrant's telephone number, including area code)


                              Page 1 of 7
                      Exhibit Index is on Page 7

Item 5.   Other Events


          On February 4, 1997, the Board of Directors of Airborne Freight Corporation (the "Company") approved a shareholder rights plan (the "Rights Plan") which is to take effect at the close of business on February 14, 1997. The Company's previous shareholder rights plan expired on December 1, 1996.


          The following description of the Rights Plan is qualified in its entirety by reference to the Rights Agreement dated as of February 14, 1997, filed as Exhibit 4.1 hereto.

          The Rights Plan will be implemented by the issuance of one nonvoting Preferred Stock Purchase Right (a "Right") for each share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") outstanding at the close of business on February 14, 1997, or issued thereafter until the Rights become exercisable. Each Right will entitle the holder in certain events to purchase one one-hundredth (1/100) of a share of Series A Participating Cumulative Preferred Stock, without par value, of the Company (the "Preferred Stock"), at an initial exercise price of $110. Each hundredth of a share of Preferred Stock is entitled to vote and to participate in dividends and

                              Page 2 of 7
                      Exhibit Index is on Page 7
other distributions on an equivalent basis with one whole share of Common Stock.

          Initially, the Rights will be attached to the Common Stock and will not be exercisable. The Rights will become exercisable and separately transferable if (i) any person or group becomes an "Acquiring Person" by acquiring more than 20% of the outstanding Common Stock (it being understood that any such person or group that acquires more than 90% of the outstanding Common Stock pursuant to an all- cash tender offer meeting certain requirements will not become an Acquiring Person until the fifth complete business day after the date on which such ownership is acquired) or (ii) if a tender offer for more than 20% of the outstanding Common Stock is announced or commenced. If any person becomes an Acquiring Person, the Rights will entitle all holders, other than the Acquiring Person, to purchase the Preferred Stock at a substantial discount to its market value. In addition, if a merger occurs with an Acquiring Person, holders of Rights (other than the Acquiring Person) will be able to purchase shares of the Acquiring Person at a substantial discount.

          The Rights are redeemable by the Board of Directors of the Company at a redemption price of $.01 per Right any time prior to the earlier of (a) such time as


                              Page 3 of 7
                      Exhibit Index is on Page 7
there shall be an Acquiring Person and (b) the expiration date of the Rights; provided, however that the Rights become non-redeemable for a period of one year from and including such date as there shall have occurred a Board Event with respect to the Company. A "Board Event" is defined in the Rights Plan as an event or series of events as a result of which at any time a majority of the Board is not compromised of "Continuing Directors", which at any date means a member of the Board of Directors of the Company (i) who was a member of such Board on the date of adoption of the Rights Plan, (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or (iii) who was elected to the Board to fill a vacancy created by the expiration of the term, death, resignation or retirement of any Continuing Director. The Rights will expire on the tenth anniversary of the effective date of the Rights Agreement, unless earlier redeemed.


                              Page 4 of 7
                      Exhibit Index is on Page 7

Item 7.   Financial Statements and Exhibits


     c.   Exhibits

          4.1  Rights Agreement dated as of February 14,
               1997, between Airborne Freight Corporation and The Bank of New York, as Rights Agent.






















                              Page 5 of 7
                      Exhibit Index is on Page 7

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AIRBORNE FREIGHT CORPORATION,

                                   by
                                      /s/ David C. Anderson
                                      -------------------------------
                                           David C. Anderson
                                          Corporate Secretary
                                              and Counsel


Date: February 12, 1997










                              Page 6 of 7
                      Exhibit Index is on Page 7

                             Exhibit Index



Exhibit No.                 Exhibit                      Page No.
-----------     ---------------------------------        --------

   4.1          Rights Agreement dated as of
                February 14, 1997, between
                Airborne Freight Corporation and
                The Bank of New York, as Rights
                Agent (incorporated herein by
                reference to Exhibits 1, 2 and 3
                of the Form 8-A of the Company
                filed with the Securities and
                Exchange Commission the date
                hereof).











                              Page 7 of 7
                      Exhibit Index is on Page 7